As filed with the Securities and Exchange Commission on October 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205499

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM Funding AMERICA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	47-3844457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 Knights Run Avenue, Suite 1000
Tampa, Florida 33602
Telephone No.: (813) 222-8996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Telephone No.: (813) 222-8996

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone No.: (813) 229-2300
Facsimile No.:  (813) 221-4210

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-227203

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each Unit consisting of one share of common stock, par value $0.001 per share and one common warrant to purchase one share of common stock(3)	$1,150,000	$139.38
(i) Common stock included in the Units(4)	—	—
(ii) Common warrants included in the Units(4)	—	—
Pre-funded Units, each Pre-funded Unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock(3)	$1,138,500	$137.99
(i) Pre-funded warrants included in the Pre-funded Units(4)	—	—
(ii) Common warrants included in the Pre-funded Units(4)	—	—
Shares of common stock issuable upon exercise of common warrants (3)(5)	$2,300,000	278.76
Shares of common stock issuable upon conversion of the pre-funded warrants(3)(5)	$11,500	$1.40
Underwriter’s warrants(6)	—	—
Common Stock issuable upon exercise of Underwriter’s warrants(7)	$63,250	$7.67
Total	$4,663,250	$565.20

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). LM Funding America, Inc. previously registered securities with a proposed maximum aggregate offering price of $23,316,250 on a Registration Statement on Form S-1 (Registration No. 333-227203), as amended (the "Related Registration Statement"), and paid a fee of $2,825.93. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Units proposed to be sold in the offering under this registration statement will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and as such the proposed maximum aggregate offering price of the Units and Pre-funded Units (including the common stock issuable upon exercise of the pre-funded warrants included in the Pre-funded Units), if any, is $1,150,000.

(4) (5) (6) (7)

No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

Pursuant to Staff Compliance and Disclosure Interpretation 240.06, equals the aggregate exercise price of the warrants.

No separate fee is required pursuant to Rule 457(g) under the Securities Act.

Represents warrants to purchase a number of shares of common stock equal to 5% of the number of shares of common stock included in the Units sold in this offering (including the number of shares of common stock issuable upon exercise of the Pre-funded warrants included in the Pre-funded Units sold in this offering) at an exercise price equal to 110% of the offering price per unit.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

LM Funding America, Inc. (the "Company") is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-227203), which was originally filed with the SEC on September 5, 2018 and declared effective on October 29, 2018 (the "Registration Statement").

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $4,663,250. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit Number	Document Description
5.1	Opinion of Foley & Lardner LLP.
23.1	Consent of Skoda Minotti & Co., independent registered public accounting firm.
23.2	Consent of MaloneBailey, LLP independent registered public accounting firm.
23.3	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 to Form S-1 (Registration No. 333-227203).

_________________________

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on this 30th day of October, 2018.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers, Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce M. Rodgers	Chief Executive Officer and Chairman of the Board	October 30, 2018
Bruce M. Rodgers	(Principal Executive Officer)

/s/ Richard Russell	Chief Financial Officer	October 30, 2018
Richard Russell	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 30, 2018
Carollin Gould

*	Director	October 30, 2018
Andrew Graham

*	Director	October 30, 2018
Martin Traber

*	Director	October 30, 2018
Douglas I. McCree
*	Director	October 30, 2018
Joel E. Rodgers, Sr.
*	Director	October 30, 2018
Frederick Mills

By:   /s/ Bruce M. Rodgers

Bruce M. Rodgers, Attorney-in-Fact

S-1